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								  Exhibit 10
			EMPLOYMENT AGREEMENT

				 FOR

			 DAN R. CARMICHAEL


This employment agreement ("Agreement") by and between the Ohio Casualty Corporation ("Corporation"), an Ohio corporation and Dan R. Carmichael ("Executive"), collectively, the "Parties," is made to be effective as of December 12, 2000 ("Effective Date") and describes the terms and conditions governing Executive's employment with the Corporation. Although it is not a direct Party to this Agreement, The Ohio Casualty Insurance Company ("Company") joins in this Agreement to the extent needed to enable the Corporation to discharge its obligations under this Agreement.

			ARTICLE 1  TERM OF AGREEMENT

This Agreement will remain in effect from the Effective Date until December 31, 2005, unless it terminates at an earlier date as provided below ("Term").
After the end of the Term, Executive will be an employee of the Corporation "at will" unless the Parties agree to [1] extend this Agreement or [2] adopt a new agreement that describes the terms and conditions of Executive's continued employment with the Corporation.

		       ARTICLE 2  EXECUTIVE'S DUTIES

2.01    During the Term of this Agreement, Executive agrees:

	[1]     To serve as President and Chief Executive Officer of the
	Corporation and to perform the services that are customarily performed by persons in similar executive capacities;

	[2]     To discharge any other duties and responsibilities that the
	Corporation's Board of Directors ("Board") assigns to him from time to time;

	[3]     To serve, if elected, as an officer and director of any entity
	that is related through common ownership to the Corporation (all entities related through common ownership to the Corporation are called "Affiliates" and the Corporation and all Affiliates are called "Group");

	[4]     Except for periods of absence because of illness, vacations of
	reasonable duration and any leaves of absence authorized by the Board,
	to:
		[a]     Devote his full attention and energies to promoting the
		Group's business;

		[b]     Fulfill the obligations described in this Agreement;

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		[c]     Exercise the highest degree of loyalty and the highest
		standards of conduct in the performance of his duties; and

	[5]     Not to engage in any other business activity, whether or not
	for gain, profit or other pecuniary advantage. However, Executive may serve as a director of companies other than Group members if that service:

		[a]     Does not violate any term or condition of this
		Agreement;

		[b]     Does not injure the Group or any Group member;

		[c]     Is not prohibited by law or by rules adopted by any
		Group member; and

		[d]     Is approved by the Board.

2.02 The restrictions described in Section 2.01[5] will not be construed to prevent Executive from:

	[1]     Investing his personal assets in [a] businesses that do not
	compete or do business with any Group member and do not require Executive to perform any services connected with the operation or affairs of the businesses in which the investment is made or [b] stocks or corporate securities described in Section 7.02; or

	[2]     Participating in, or serving as a trustee or director of, civic
	and charitable organizations or activities, but only if this activity does not interfere with the performance of his duties under this Agreement.

2.03     Executive will have a direct reporting relationship to the Board.

		      ARTICLE 3  EXECUTIVE'S COMPENSATION

3.01 During the Term of this Agreement and subject to the terms of this section and of Article 5, Corporation will pay the following amounts to
Executive:

	[1]     Beginning on the Effective Date, $700,000 for each full
	calendar year of employment ("Base Salary"), prorated to reflect partial calendar months and years of employment and paid in installments that correspond with the Corporation's normal payroll practices. Base Salary will not be reduced during the Term of this Agreement without Executive's consent and may be increased during the Term of this Agreement at the discretion of the Board's Executive Compensation Committee.

	[2]     An annual bonus equal to the greater of [a][i] $525,000, vested
	on December 31, 2001 and payable on or before March 31, 2002 for the 2001 calendar year and [ii] $525,000 vested on December 31, 2002 and payable on or before March 31, 2003 for the 2002 calendar year or [b] the amount vested and

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	payable for the same periods under any short-term bonus program that
	the Corporation adopts for its senior executives, including Executive. For calendar years after 2002, Executive may receive an annual bonus under the terms of any short term bonus program that the Corporation adopts for its senior executives, including Executive.

	[3]     An annual long-term cash award equal to $175,000, credited as
	of March 31, 2002 for the 2001 calendar year and $175,000, credited as of March 31, 2003 for the 2002 calendar year. These amounts:

		[a]     Will be recorded as unsecured liabilities of the
		Corporation and will be paid solely from the Corporation's general assets;

		[b]     Will not be increased or decreased to reflect any real
		or assumed investment appreciation or depreciation between the date credited and the date distributed;

		[c]     Will be subject to a three-year vesting schedule (under
		which Executive will vest in one-third of the amount credited at the end of each 12-consecutive-calendar-month period that begins on and after the end of the calendar year for which it is credited until Executive is 100 percent vested); and

		[d]     Will be distributed at the same time that these amounts
		would have been distributed under the long-term cash award program maintained by Executive's prior employer, a copy of which Executive agrees to furnish to the Corporation as a condition of receiving this payment.

For calendar years that begin after December 31, 2002, Executive will receive an annual long-term cash award under the terms of any long-term cash award program that the Corporation adopts for its senior executives, including Executive.

	[4]     Participation, to the full extent of his eligibility, in the
	employee and retirement benefit programs provided to the Corporation's senior executives (a description of which has been given to Executive), as these programs may from time to time be amended or modified by the Board or the Board's Executive Compensation Committee.

	[5]     The perquisites that are made available to the Corporation's
	senior executives.

	[6]     For calendar years that begin after December 31, 2002,
	participation in any long-term incentive programs offered by the Corporation to its senior executives, including Executive.

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3.02    Subject to the terms of this section and of Article 5 and as an inducement to Executive to enter into this Agreement, Executive will receive the following special payments and benefits in addition to the amounts described in Section 3.01:

	[1]     $400,000, vested and to be paid in the following manner:

		[a]     $200,000, vested and to be paid on December 22, 2000;
		and

		[b]     $200,000, vested and to be paid on the first business
		day after Executive completes 6 months of active employment with the Corporation.

	[2]     $181,000 multiplied by the number of days between the Effective
	Date and December 31, 1999 and divided by 366 days. This amount will be paid on the same day Executive would have received the annual bonus accrued under his prior employer's annual bonus program, a copy of which Executive agrees to furnish to the Corporation as a condition of receiving this payment.

	[3]     An amount (not larger than $375,000) equal to the amount
	credited to Executive under his prior employer's long-term bonus program ("Long-Term Bonus Program"). This amount will be subject to the same vesting (other than termination of employment with Executive's prior employer) and distribution schedules that apply under the Long-Term Bonus Program (but not any performance related conditions imposed under that program) and will be paid only if Executive furnishes Corporation with a copy of the Long-Term Bonus Program and verification of the amounts credited to him under that program.

	[4]     Options to purchase 1,200,000 shares of the Corporation's
	common shares ("Shares").  These options ("Options"):

		[a]     Will be granted under the following schedule:

			[i]     Options to purchase 400,000 Shares will be
			issued on the Effective Date;

			[ii]    Options to purchase 400,000 Shares will be
			issued on the first anniversary of the Effective Date;
			and

			[iii]   Options to purchase 400,000 Shares will be
			issued on the second anniversary of the Effective Date.

		[b]     Will be subject to the following terms and conditions:

			[i]     The Options will be issued under a separate
			stock option agreement to be adopted by the Corporation
			("Other Option Grant");

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			[ii]    The Options will be nonqualified (nonstatutory)
			stock options;

			[iii]   The number of Options will be adjusted to
			reflect, as appropriate, the effect of any stock splits, stock dividends and similar events affecting the underlying Shares;

			[iv]    Regardless of the obligation otherwise imposed
			under this section, the Corporation will not be obligated to issue the Options if:

				[A]     Executive does not meet all terms and
				conditions imposed under the Other Option Grant on the issue date specified in Section 3.02[4][a], including the requirement that Executive be employed by the Corporation on the scheduled issue date; or

				[B]     The Shares are not publicly traded and
				registered under the Securities Exchange Act of 1934, as amended;

			[v]     The exercise price for all Options will be the
			Shares' closing market price on the date the Options are issued;

			[vi]    All Options will be subject to the following
			vesting schedule:

		      Date Issued                      Percent Vested
		      --------------------------------------------------------
		      Effective Date          33-1/3%, at the end of 12 full
					      calendar months beginning after
					      Effective Date;

					      66-2/3%, at the end of 24 full
					      calendar months beginning after
					      Effective Date; and

					      100%, at the end of 36 full
					      calendar months beginning after
					      Effective Date.
		      --------------------------------------------------------
		      First anniversary of    33-1/3%, at the end of 24 full
		      Effective Date          calendar months beginning after
					      Effective Date;

					      66-2/3%, at the end of 36 full
					      calendar months beginning after
		      --------------------------------------------------------

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		      --------------------------------------------------------
					      Effective Date; and

					      100%, at the end of 48 full
					      calendar months beginning after
					      Effective Date.
		      --------------------------------------------------------
		      Second anniversary      33-1/3%, at the end of 36 full
		      of Effective Date       calendar months beginning after
					      Effective Date;

					      66-2/3%, at the end of 48 full
					      calendar months beginning after
					      Effective Date; and

					      100%, at the end of 60 full
					      calendar months beginning after
					      Effective Date.
		      --------------------------------------------------------

			[vii]   All Options will expire 10 years after they are
			issued unless they are terminated earlier under the terms of the Other Option Grant.

	[5]     Relocation benefits made available to the Corporation's newly
	hired executives, a description of which has been given to Executive.

			     ARTICLE 4  EXPENSES

The Corporation will pay or reimburse Executive for all reasonable, ordinary and necessary expenses that he incurs to perform his duties under this Agreement. Reimbursement will be made within 30 days after the date Executive submits appropriate evidence of the expenditure to the Corporation (and all other information required under the Corporation's business expense reimbursement policy).

	      ARTICLE 5  TERMINATION OF EMPLOYMENT DURING TERM OF
				  AGREEMENT

5.01 Termination of Employment Due to Death or Disability. If Executive dies or becomes Disabled during the Term of this Agreement:

	[1]     This Agreement will terminate as of the date Executive dies or
	becomes Disabled and Corporation will pay to Executive (or to his beneficiary if Executive is dead) the sum of:

		[a]     Any unpaid installments of his Base Salary, calculated
		to the end of the payroll period during which he terminates employment because of death or Disability;

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		[b]     The value of any accrued but unused vacation,
		calculated to the end of the payroll period during which he terminates employment because of death or Disability (this value will be calculated by dividing the Base Salary by 365 and multiplying by the number of accrued but unused vacation days);

		[c]     Any amounts Executive is entitled to receive under the
		terms of any employee benefit plan described in Section
		3.01[4];

		[d]     The unpaid portion (if any) of the amounts described in
		Sections 3.01[3] and 3.02[1], whether or not those amounts are vested when employment terminates under this section; and

		[e]     A prorata portion of the amount described in Section
		3.01[2] based on the number of whole calendar months between the first day of the calendar month during which Executive dies or becomes Disabled and the first day of the calendar month during which his employment terminates because of death or Disability.

	[2] Also, all unvested Options that were issued before Executive's employment terminates because of his death or Disability will be exercisable (regardless of the vesting schedule imposed under Section 3.02[4][b][vi]). However, any Options that have not been issued under
	Section 3.02[4] as of the date Executive terminates employment because of death or Disability will not be issued.

	[3]     For purposes of this Section, Executive will be deemed to have
	terminated employment on the date of his death or the date he is determined to have become Disabled.

	[4]     "Disability" has the same meaning given to the term under the
	Corporation's long-term disability plan as in effect on the Effective Date, whether or not Executive has elected to participate in that plan and whether or not that plan has been amended or terminated before Executive's Disability arises.

	[5]     All amounts payable under this section will be:

		[a]     Paid in accordance with the Corporation's payroll
		procedures (in the case of Base Salary) or on the date they would have been paid under the terms of the program on which they are based as if Executive's employment had not been terminated (in the case of all other benefits under this section), unless the Parties agree to accelerate one or more of these payments. If this acceleration election is made, the amount distributed will be discounted to reflect its then present value by applying a discount rate equal to the rate paid on 90-day Treasury Bills issued on or immediately before the date the calculation is made or by applying the early distribution provisions included in any benefit plan described in Section 3.01[4] from which the amount is paid; and

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		[b]     If Executive dies before all payments due under this
		section have been paid, the unpaid amount will be paid to Executive's beneficiary under the procedures described in
		Section 11.07.

5.02 Voluntary Termination of Employment Without Good Reason. Executive may voluntarily terminate his employment at any time during the Term of this Agreement without Good Reason (as defined in Section 5.05[6]) by giving the Corporation written notice of his intention to do so. This notice will be effective 180 days after it is given unless the Parties mutually agree to accelerate this termination date ("Voluntary Termination Date"). If Executive voluntarily terminates his employment without Good Reason:

	[1]     This Agreement will terminate on the Voluntary Termination Date
	and Corporation will pay to Executive the sum of:

		[a]     Any unpaid installments of his Base Salary, calculated
		to the end of the payroll period during which his Voluntary Termination Date occurs;

		[b]     The value of any accrued but unused vacation,
		calculated to the end of the payroll period during which his Voluntary Termination Date occurs (this value will be calculated by dividing the Base Salary by 365 and multiplying by the number of accrued but unused vacation days);

		[c]     Any amounts Executive is entitled to receive under the
		terms of any employee benefit plan described in Section
		3.01[4]; and

		[d]     The unpaid portion (if any) of the amounts described in
		Sections 3.01[2], 3.01[3], 3.02[1], 3.02[2] and 3.02[3], but
		only to the extent that those amounts are vested on his Voluntary Termination Date.

	[2]     Also, all [a] unvested Options will be forfeited, [b] any
	vested Options that were issued before Executive's employment terminates will be exercisable under the terms of the Other Option Grant and [c] any Options that have not been issued under Section 3.02[4] as of Executive's Voluntary Termination Date will not be issued.

	[3]     All amounts payable under this section will be:

		[a]     Paid in accordance with the Corporation's payroll
		procedures (in the case of Base Salary) or on the date they would have been due under the terms of the program on which they are based as if Executive's employment had not been terminated (in the case of all other benefits under this section), unless the Parties agree to accelerate one or more of these payments. If this acceleration election is made, the amount distributed will be discounted to reflect its then present value by applying a discount rate equal to the rate paid on 90-day Treasury Bills issued on or immediately before the date the calculation is made or by applying the

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		early distribution provisions included in any benefit plan
		described in Section 3.01[4] from which the amount is being paid; and

		[b]     If Executive dies before all payments due under this
		section have been paid, the unpaid amount will be paid to Executive's beneficiary under the procedures described in
		Section 11.07.

5.03 Termination of Employment by Corporation Without Cause. The Corporation may terminate Executive's employment without Cause (as defined in Section 5.04[4]) at any time during the Term of this Agreement by giving Executive written notice of its intention to do so. This notice will be effective 90 days after it is given unless the Parties mutually agree to accelerate this termination date ("Involuntary Termination Date). If this notice is given after a Change in Control (as defined in Section 5.06[7]) occurs, Section 5.06 will apply. If this notice is given before a Change in Control occurs (even if the Involuntary Termination Date occurs after a Change in Control):

	[1]     This Agreement will terminate as of the Involuntary Termination
	Date;

	[2]     Corporation will pay:

		[a]     Any unpaid installments of his Base Salary, calculated
		to the end of the payroll period during which his Involuntary Termination Date occurs;

		[b]     The value of any accrued but unused vacation,
		calculated to the end of the payroll period during which his Involuntary Termination Date occurs (this value will be calculated by dividing the Base Salary by 365 and multiplying by the number of accrued but unused vacation days);

		[c]     The Base Salary for 36 months beginning with the first
		payroll period that begins after his Involuntary Termination
		Date;

		[d]     300 percent of Executive's last annual bonus under the
		program described in Section 3.01[2], (or Executive's minimum annual bonus for the year in which his Involuntary Termination Date occurs if that date precedes receipt of the first annual bonus); and

		[e]     300 percent of the last annual long-term cash bonus
		amount credited to Executive under the program described in
		Section 3.01[3], (or the minimum annual long-term cash bonus amount for the year in which his Involuntary Termination Date occurs if that date precedes receipt of the first long-term cash bonus payment); and

		[f]     All long-term incentive awards granted under Section
		3.01[6], whether or not vested;

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	[3]     All unvested Options that were issued before Executive's
	Involuntary Termination Date will vest and be exercisable (regardless of the vesting schedule imposed under Section 3.02[4][b][vi]), but any Option that has not been issued under Section 3.02[4] as of Executive's Involuntary Termination Date will not be issued; and

	[4]     Executive will receive any other benefits he is entitled to
	receive under the terms of any benefit program described in Section
	3.01[4].

	[5]     All amounts payable under this section will be:

		[a]     Paid in accordance with the Corporation's payroll
		procedures (in the case of Base Salary) or on the date they would have been due under the terms of the program on which they are based as if Executive's employment had not been terminated (in the case of all other benefits under this section), unless the Parties agree to accelerate one or more of these payments. If this acceleration election is made, the amount distributed will be discounted to reflect its then present value by applying a discount rate equal to the rate paid on 90-day Treasury Bills issued on or immediately before the date the calculation is made or by applying the early distribution provisions included in any benefit plan described in Section 3.01[4] from which the amount is being paid; and

		[b]     If Executive dies before all payments due under this
		section have been paid, the unpaid amounts will be paid to Executive's beneficiary under the procedures described in
		Section 11.07.

5.04 Termination of Employment by Corporation for Cause. The Corporation may terminate Executive's employment with Cause at any time during the Term of this Agreement by giving Executive written notice of its intention to do so. This notice will be effective on the date it is given ("For Cause Termination Date"). If this notice is given:

	[1]     This Agreement will terminate as of his For Cause Termination
	Date;

	[2]     Corporation will pay:

		[a]     Any unpaid installments of his Base Salary, calculated
		to the end of the payroll period during which his For Cause Termination Date occurs;

		[b]     The value of any accrued but unused vacation,
		calculated to the end of the payroll period during which his For Cause Termination Date occurs (this value will be calculated by dividing the Base Salary by 365 and multiplying by the number of accrued but unused vacation days);

		[c]     Any amounts Executive is entitled to receive under the
		terms of any employee benefit plan described in Section
		3.01[4]; and

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		[d]     The unpaid portion (if any) of the amounts described in
		Sections 3.01[2], 3.01[3], 3.02[1], 3.02[2] and 3.02[3], but
		only to the extent that those amounts are vested as of his For Cause Termination Date.

	[3]     Also, [a] all unvested Options will be forfeited, [b]  any
	vested Options that were issued before Executive's employment terminates will be exercisable under the terms of the Other Option Grant and [c] any Options that have not been issued under Section 3.02[4] as of Executive's For Cause Termination Date will not be issued.

	[4]    "Cause" includes any act of fraud, intentional
	misrepresentation, embezzlement, misappropriation or conversion by Executive of the assets or business opportunities of any Group member, conviction of Executive of a felony or intentional or repeated or continuing violations by Executive of the Corporation's written policies or procedures that occurs after the Corporation has given Executive written notice that he has violated these written policies or procedures.

	[5]     All amounts payable under this section will be:

		[a]     Paid in accordance with the Corporation's payroll
		procedures (in the case of Base Salary) or on the date they would have been due under the terms of the program on which they are based as if Executive's employment had not been terminated (in the case of all other benefits under this section), unless the Parties agree to accelerate one or more of these payments. If this acceleration election is made, the amount distributed will be discounted to reflect its then present value by applying a discount rate equal to the rate paid on 90-day Treasury Bills issued on or immediately before the date the calculation is made or by applying the early distribution provisions included in any benefit plan described in Section 3.01[4] from which the amount is being paid; and

		[b]     If Executive dies before all payments due under this
		section have been paid, the unpaid amount will be paid to Executive's beneficiary under the procedures described in
		Section 11.07.

5.05 Termination of Employment by Executive for Good Reason. Executive may terminate his employment at any time during the Term of this Agreement for Good Reason by giving the Corporation written notice of his intention to do so.
This notice must describe, in reasonable detail, the reasons for which Executive believes he has Good Reason to terminate this Agreement. If, during the ensuing 60 days, the Corporation cures the condition cited by Executive, no termination will occur under this section. However, if the Corporation does not cure the condition cited by Executive during this 60-day period, this Agreement will terminate at the end of the 60-day period ("Good Reason Termination Date"). If that termination is, in fact, for Good Reason and if the notice of termination for Good Reason was given after a Change in Control (as defined in Section 5.06[7]) occurs, Section 5.06 will apply. If that termination is, in fact, for Good

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Reason and if the notice of termination for Good Reason was given before a
Change in Control occurs (even if the Good Reason Termination Date occurs after a Change in Control):

	[1]     This Agreement will terminate as of the Good Reason Termination
	Date;

	[2]     Corporation will pay:

		[a]     Any unpaid installments of his Base Salary, calculated
		to the end of the payroll period during which his Good Reason Termination Date occurs;

		[b]     The value of any accrued but unused vacation,
		calculated to the end of the payroll period during which his Good Reason Termination Date occurs (this value will be calculated by dividing the Base Salary by 365 and multiplying by the number of accrued but unused vacation days);

		[c]     The Base Salary for 36 months beginning with the first
		payroll period that begins after his Good Reason Termination
		Date;

		[d]     300 percent of Executive's last annual bonus under the
		program described in Section 3.01[2] (or Executive's minimum annual bonus for the year in which his Good Reason Termination Date occurs if that date precedes receipt of the first annual bonus); and

		[e]     300 percent of the last annual long-term cash bonus
		amount credited to Executive under the program described in
		Section 3.01[3], (or the minimum annual long-term cash bonus amount for the year in which his Good Reason Termination Date occurs if that date precedes receipt of the first long-term cash bonus payment); and

		[f]     All long-term incentive awards granted under Section
		3.01[6], whether or not vested;

	[3]     All unvested Options that were issued before Executive's Good
	Reason Termination Date will vest and be exercisable (regardless of the vesting schedule imposed under Section 3.02[4][b][vi]), but any Options that have not been issued under Section 3.02[4] as of Executive's Good Reason Termination Date will not be issued;

	[4]     Executive will receive any other benefits he is entitled to
	receive under the terms of any benefit program described in Section
	3.01[4].

	[5]     All amounts payable under this section will be:

		[a]     Paid in accordance with the Corporation's payroll
		procedures (in the case of Base Salary) or on the date they would have been due under the terms of the program on which they are based as if Executive's

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		employment had not been terminated (in the case of all other
		benefits under this section), unless the Parties agree to accelerate one or more of these payments. If this acceleration election is made, the amount distributed will be discounted to reflect its then present value by applying a discount rate equal to the rate paid on 90-day Treasury Bills issued on or immediately before the date the calculation is made or by applying the early distribution provisions included in any benefit plan described in Section 3.01[4] from which the amount is being paid; and

		[b]     If Executive dies before all payments due under this
		section have been paid, the unpaid amount will be paid to Executive's beneficiary under the procedures described in
		Section 11.07.

	[6]     The term "Good Reason" means, without Executive's express prior
	written consent, the occurrence of any one or more of the following events (Executive will be deemed to have given his written consent to any of these events if he participates, or is entitled to participate, in the decision making process that leads to the occurrence of any of the following events):

		[a]     A material reduction in Executive's duties,
		responsibilities or status with respect to the Corporation, as compared to those in effect on the Effective Date;

		[b]     Deprivation of Executive of the title of President and
		CEO of the Corporation;

		[c]     The permanent assignment to Executive of duties
		materially inconsistent with Executive's office on the Effective Date;

		[d]     A requirement that Executive relocate his principal
		office or worksite (or the indefinite assignment of Executive) to a location more than 50 miles distant from [i] the principal office or worksite to which he was permanently assigned as of the Effective Date or [ii] any location to which Executive is permanently assigned, without his consent, after the Effective Date;

		[e]     The failure of the Corporation to maintain Executive's
		relative level of coverage under the employee benefit or retirement plans, policies, practices or arrangements described in Section 3.01[4] and 3.01[5] as in effect on the Effective Date, both in terms of the amount of benefits provided and the relative level of Executive's participation. However, Good Reason will not arise under this subsection if the Corporation eliminates and/or modifies any of the programs described in
		Section 3.01[4] and 3.01[5] if (except as required by law or as needed to preserve the tax-character of the plan, policy, practice or arrangement) Executive's level of coverage under all the programs described in Section 3.01[4]

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
		and 3.01[5] is at least as great as the coverage provided to other senior executives of the Corporation; or

		[f]    Any material breach of this Agreement by or on or in
		behalf of the Corporation that is not cured by the Corporation within 60 days of its receipt of written notice describing the nature of the alleged breach.

5.06 Termination of Employment Following a Change in Control. If a Change in Control occurs during the Term of this Agreement, Executive will receive the following amounts (under the conditions described below):

	[1]     If Executive dies or becomes Disabled during the Term of this
	Agreement but after a Change in Control, he (or his beneficiary) will receive the amounts described in Section 5.01, as if Executive had died or become Disabled before the Change in Control occurred.

	[2]     If Executive terminates his employment voluntarily during the
	Term of this Agreement but after a Change in Control, he (or his beneficiary) will receive the amounts described in Section 5.02, as if Executive had voluntarily terminated his employment before the Change in Control occurred, but only if he follows the procedures described in
	Section 5.02.

	[3]     If the Corporation terminates Executive's employment for Cause
	(as defined in Section 5.04[4]) during the Term of this Agreement but after a Change in Control, he (or his beneficiary) will receive the amounts described in Section 5.04 as if Executive had been terminated for Cause before the Change in Control occurred.

	[4]     If Executive notifies the Corporation of his intent to
	terminate his employment for Good Reason (as defined in Section 5.05[6]) during the Term of this Agreement and if that notice is given after a Change in Control occurs or if the Corporation notifies Executive of its intent to terminate Executive without Cause (as defined in Section 5.04[4]) during the Term of this Agreement and if that notice is given after a Change in Control has occurred, Executive will receive the following amounts:

		[a]     The amounts described in Section 5.05 as if the notice
		of termination for Good Reason had been given before the Change in Control occurred or the amounts described in Section 5.03 as if the notice of termination without Cause had been given before the Change in Control occurred. These amounts will be paid in a lump sum without any discount applied to reflect the value of any acceleration of payment;

		[b]     Reimbursement for the cost of continued participation
		in all programs subject to the benefit provisions of the Consolidated Omnibus Budget Reconciliation Act of 1993 ("COBRA") for the period beginning on the last day of Executive's active employment with the Corporation

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

		and ending on the earlier of [i] the date Executive acquires replacement coverage or [ii] the maximum coverage period prescribed by COBRA;

		[c]     Reimbursement (or direct payment) for executive
		outplacement services from an independent executive outplacement organization until the earlier of [i] the date Executive is able to secure employment acceptable to him or [ii] the fees paid to the independent executive outplacement service equal $15,000 but only if [iii] Executive begins to utilize these outplacement services before the end of the 12-calendar-month period beginning after the date the Employee terminates;

		[d]     A lump sum equal to the amounts described in this
		subsection 5.06[4][d]. This payment will be made no more than 60 days after the occurrence giving rise to the payment obligation. The amount payable under this subsection will be the sum of:

			[i]     $14,100;

			[ii]    An amount equal to the federal, state and local
			income, wage and employment tax liability Executive will incur as a result of receiving the amounts and property described in Sections 5.06[4][d][i]; and

			[iii]   Any other Change in Control benefit to which
			Executive is entitled under the terms of any other plan, program or agreement with any Group Member.

	[5] If the sum of the payments described in this section and those provided under any other plan, program or agreement between Executive and any Group member constitute "excess parachute payments" as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended ("Code"), the Corporation will either:

		[a]     Reimburse Executive for the amount of any excise tax
		due under Code Section 4999, if this procedure provides Executive with an after-tax amount that is larger than the after-tax amount produced under Section 5.06[5][b]; or

		[b]     Reduce the amounts paid to Executive under this
		Agreement so that his total "parachute payment" as defined in Code Section 280G(b)(2)(A) under this and any all other agreements will be $1.00 less than the amount that would be an "excess parachute payment" if this procedure provides Executive with an after-tax amount that is larger than the after-tax amount produced under Section 5.06[5][a].

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

	 [6]    Payment of the amounts described in this section are expressly
	 conditioned on compliance with the following conditions, in addition to those specified elsewhere in this Agreement:

		[a]    Except as expressly provided in this Agreement,
		Executive's right to receive the payments described in this section will not decrease the amount of, or otherwise adversely affect, any other benefits payable to Executive under the terms of any of the programs described in Section 3.01[4]; and

		[b]     If any "person" (as used in Section 5.06[7][a])
		initiates a tender or exchange offer, distributes proxy materials to the Corporation's or to the Company's shareholders or takes other steps to effect, or that may result in, a Change in Control, Executive agrees he will forfeit all amounts described in this section if he [i] voluntarily terminates his employment with Corporation during the pendency of that activity other than by reason of his retirement [A] at or after his Normal Retirement Date [as defined in the Employees Retirement Plan of The Ohio Casualty Insurance Company ("Retirement Plan")] or [B] after he has attained age 62 and completed 30 or more years of service (as defined in the Retirement Plan) or [ii] is indefinitely absent from active employment other than for an absence covered by the Family and Medical Leave Act before those efforts are abandoned, that activity is terminated or until a Change in Control has occurred (if this happens for other than Good Reason, Executive will receive only those amounts described in Section 5.02).

	[7]     For purposes of this section "Change in Control" means the date
	on which the earliest of the following events occurs:

		[a]    Any entity or person [including a "group" as defined in
		Section 13(d)(3) of the Exchange Act but excluding another Group member] becomes the beneficial owner of, or obtains voting control over 20 percent or more of the outstanding common shares of the Corporation or the Company;

		[b]    The Corporation's shareholders approve a definitive
		agreement [i] to merge or consolidate the Corporation with or into another business entity (other than into the Company or another Group member) in which the Corporation is not the continuing or surviving entity or through which the Corporation's common shares would be converted into cash, securities or other property of another business entity, other than a merger of the Corporation in which holders of its common shares immediately before the merger have the same proportionate ownership of the survivor immediately after the merger as immediately before the merger or [ii] to sell or otherwise dispose of substantially all the assets of the Corporation or the Group to an entity that is not a Group member;

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

		[c]    The Company's shareholders approve a definitive
		agreement [i] to merge or consolidate the Company with or into another business entity (other than into another Group member) in which the Company is not the continuing or surviving entity or through which the Company's common shares would be converted into cash, securities or other property of another business entity, other than a merger of the Company in which holders of its common shares immediately before the merger have the same proportionate ownership of the survivor immediately after the merger as immediately before the merger or [ii] to sell or otherwise dispose of substantially all of the assets of the Corporation or the Group to an entity that is not a Group member;

		[d]    Within a 12-month period, there is a change in the
		majority of the members of the Corporation's Board; provided, however, that any new director whose nomination for election by the Corporation's shareholders was approved, or who was appointed or elected to that Board, by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period will be disregarded in determining if there has been a change in the majority of the Corporation's Board; and

		[e]    Within a 12-month period, there is a change in the
		majority of the members of the Company's Board; provided, however, that any new director whose nomination for election by the Company's shareholders was approved, or who was appointed or elected to that Board, by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period will be disregarded in determining if there has been a change in the majority of the Company's Board.

	[8]     If a Change in Control occurs after the Term of this Agreement,
	Executive will receive amounts calculated under the change in control agreement provided to the Corporation's other senior executives.

	[9]     If Executive's employment terminates under circumstances
	entitling him to a benefit under this Section 5.06, he will not be required to comply with Article 6.

5.07 Regardless of any other provision of this Agreement, all amounts paid under this Article 5 will be reduced by any amounts payable to Executive from any other broad based severance or disability program in which Executive participates.

			  ARTICLE 6  DUTY TO MITIGATE

As a condition to receiving the payments described in Sections 5.03 or 5.05 ("Severance Payments"), Executive agrees that he will actively seek full-time employment in any capacity during the 36 calendar months that begin, as appropriate, after his Involuntary Termination Date (as defined in Section 5.03) or his For Cause Termination Date (as defined in Section 5.05) ("Severance Period") that is not prohibited by Article 7. If

Executive secures full-time employment with another employer in any capacity during the Severance Period (or Executive fails to make a reasonable attempt to seek full-time employment in any capacity within 180 days beginning on the day after his Involuntary Termination Date or his For Cause Termination Date), the Corporation will be obligated to pay to Executive, in a lump-sum, one-half of the pro rata amount of the Severance Payments remaining to be paid to Executive during the Severance Period within 30 days from the date the Corporation is notified by Executive that he has obtained subsequent employment or the Corporation concludes that Executive is not making good faith efforts to secure full-time employment.

The pro rata amount, one-half of which is to be paid by the Corporation to Executive under the terms of this Article 6, will be calculated by multiplying the Severance Payments due to Executive during the Severance Period by a fraction, the numerator of which is the number of months between the date Executive secures other employment (or the Corporation concludes that Executive is not making good faith efforts to secure full-time employment) and the end of the Severance Period, and the denominator of which is 36.

			  ARTICLE 7  NONCOMPETITION

7.01 For a period of 24 full calendar months after Executive's employment terminates for any reason, he will not directly or indirectly engage in, assist or have an active interest in (whether as proprietor, partner, investor, shareholder, officer, director or any type of principal whatsoever) or enter the employment of or act as agent for or adviser or consultant to any person or entity who is (or is about to become) engaged in any business that competes with the Group anywhere within the United States.

7.02 Section 7.01 does not prohibit Executive from purchasing, for investment purposes only, any stock or other corporate security that is listed on a national securities exchange or quoted in any national market system (except as otherwise provided in this Agreement), so long as such stock or other corporate security owned by Executive does not represent more than one percent of the market value or voting power of the total stock or other corporate securities of that class.

7.03 Executive is not obligated to comply with the prohibitions described in this Article if the Corporation defaults in the payment of any severance compensation or benefits owed under this Agreement.

7.04 For a period of 24 full calendar months after Executive's employment terminates for any reason, he will not, on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, solicit or in any manner attempt to influence or induce any employee of the Group to leave the Group's employment nor will he use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Corporation concerning the names and addresses of the Group's employees.

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

7.05 Executive recognizes that he has access to and knowledge of certain confidential and proprietary information of the Group that is essential to the performance of his duties under this Agreement. Executive agrees that he will not, during or after the term of his employment by the Corporation, in whole or in part, disclose this information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall he make use of any such information for his own purposes.

7.06 The Parties recognize that the Group will have no adequate remedy at law for breach by Executive of the restrictions imposed by this article and that the Group could suffer substantial and irreparable damage if Executive breaches any of these restrictions. For this reason, Executive agrees that, if Executive breaches any of the restrictions imposed under this article, the Group, in addition to the right to seek monetary damages, may seek a temporary and/or permanent injunction to restrain any breach or threatened breach of these restrictions or a decree of specific performance, mandamus, or other appropriate remedy to enforce compliance with the restrictions imposed under this article.

			  ARTICLE 8  INDEMNIFICATION

The Corporation will indemnify Executive (including his heirs, executors and administrators) to the fullest extent permitted under the Corporation's Regulations and Ohio law.

		      ARTICLE 9  ASSIGNMENT OF AGREEMENT

9.01 Except as specifically provided in this section, the Corporation may not assign this Agreement to any person or entity that is not a member of the Group. However, this Agreement may and will be assigned or transferred to, and will be binding upon and inure to the benefit of, any successor of the Corporation, in which case this Agreement will be interpreted and applied by substituting that successor for the "Corporation" under the terms of this Agreement. For these purposes, "successor" means any person, firm, corporation or business entity which at any time, whether by merger, purchase or otherwise acquires all or substantially all of the assets or the business of the Corporation.

9.02 Because the services to be provided by Executive to the Corporation under this Agreement are personal to him, Executive may not assign the duties allocated to him under this Agreement to any other person or entity. However, this Agreement will inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees to the extent of any amounts payable to Executive that are due to Executive upon his death.

			  ARTICLE 10  DISPUTE RESOLUTION

10.01 The Parties agree that arbitration will be the exclusive means of resolving all disputes or questions arising out of or relating to this Agreement (except that nothing included in this Article 10 prevents the Corporation from seeking injunctive or other equitable relief if there is a breach or threatened breach of any of the restrictions described in Article 7). Any arbitration proceeding will be conducted before a panel of

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

three arbitrators, one appointed by the Corporation, a second appointed by Executive and a third appointed by those two arbitrators. Any arbitration may be initiated by either Party by written notice to the other Party specifying the subject of the requested arbitration and appointing that Party's arbitrator.

10.02 The arbitration will take place in Cincinnati, Ohio and will be conducted in accordance with the rules of the American Arbitration Association in effect when the arbitration begins. Any determination or award made or approved by at least two of the arbitrators will be final and binding on the Parties. Judgment upon any award made in any arbitration may be entered and enforced in any court having competent jurisdiction.

10.03 The costs of arbitration will be borne solely by the Party by which they are incurred.

			  ARTICLE 11  MISCELLANEOUS

11.01 Any notices, consents, requests, demands, approvals or other communications to be given under this Agreement must be given in writing and must be sent by registered or certified mail, return receipt requested, to Executive at the last address he has filed in writing with the Corporation or, in the case of the Corporation, to the chairman of the Board at the Corporation's principal offices.

11.02 This Agreement supersedes any prior agreements or understandings, oral or written, between the Parties, or between Executive and the Corporation, with respect to the subject matter described in this Agreement and constitutes the entire agreement of the Parties with respect to any matter covered in this Agreement.

11.03 This Agreement may not be varied, altered, modified, canceled, changed, or in any way amended except by written agreement of the Parties.

11.04 If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement will remain in full force and effect.

11.05 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement.

11.06 The Corporation will withhold from any benefits payable under this Agreement all federal, state, city or other taxes as required by any applicable law or governmental regulation or ruling.

11.07 Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement that are unpaid when Executive dies. This designation must be written and presented in a form acceptable to the Board or the Board's designee, if appropriate, or in the form required by any affected benefit plan or program. Subject to any rules prescribed by the Board, its designee or the affected benefit plan or program, Executive may make or change his designation at any time.

11.08 Failure to insist upon strict compliance with any of the terms, covenants or conditions described in this Agreement will not constitute a waiver of that or any other term, covenant or condition nor will any such failure constitute a waiver or relinquishment of the Party's right to insist subsequently on strict compliance of the affected (and all other) terms, covenants or conditions of this Agreement.

11.09 To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the state of Ohio.

	IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the date first above written.


				  OHIO CASUALTY CORPORATION


				  By:
				      -----------------------------------------
				      William L. Woodall, Chairman of the Board


				  THE OHIO CASUALTY INSURANCE COMPANY


				  By:
				      -----------------------------------------
				      William L. Woodall, Chairman of the Board

				  EXECUTIVE:



				       ----------------------------------------
						      Dan R. Carmichael



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